Exhibit 23.1
                                                               ------------


     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Cavanaughs Hospitality Corporation on Form S-8 (File
     No. 333-60791) of our report dated January 29, 1999, on our audits of the consolidated financial statements of Cavanaughs Hospitality Corporation as of December 31, 1997 and 1998 and for the years ended October 31, 1996 and 1997, the two months ended December 31, 1997 and the year ended December 31, 1998 which report is included in this Annual Report on Form 10-K.


                         /s/ PricewaterhouseCoopers LLP


     Spokane, Washington
     March 15, 1999
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